UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported) July 31, 2026
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TARSUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39614	81-4717861
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
17700 Laguna Canyon Road, Floor 4
Irvine, CA 92618
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (949) 418-1801
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TARS	The Nasdaq Global Market LLC (Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On July 31, 2026, Tarsus Pharmaceuticals, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Alkeus Pharmaceuticals, Inc., a Delaware corporation (“Alkeus”), Apex 2026 Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Shareholder Representative Services LLC, as the securityholders’ representative. Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of the conditions specified therein, Merger Sub will be merged with and into Alkeus (the “Merger”), with Alkeus surviving the Merger as a wholly-owned subsidiary of the Company (the “Acquisition”).

Upon the closing of the Acquisition, and subject to the terms and conditions of the Merger Agreement, the Company has agreed to pay up-front consideration (the “Up-front Consideration”) consisting of (i) an amount in cash equal to $270,000,000, subject to customary adjustments and a post-closing purchase price adjustment, and (ii) $180,000,000 of shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company valued at $61.38 per share (the “Up-front Stock Consideration”). In addition to the Up-front Consideration, the Company has agreed to pay the equityholders of Alkeus: (i) milestone payments up to an aggregate amount equal to $350,000,000, $250,000,000 of which is payable in cash and/or shares of the Company’s Common Stock in such proportions as the Company may determine in its sole discretion, subject to certain limitations, upon achievement of regulatory approval of an Alkeus product in the United States (any such shares of Common Stock that the Company may elect to issue, the “Contingent Stock Consideration” and, together with the Up-front Stock Consideration, the “Stock Consideration”) and $100,000,000 of which is payable in cash upon first sale of an Alkeus product in the United States and (ii) tiered revenue sharing payments in the low-to-mid single digits as a percentage of annual worldwide gildeuretinol net sales, subject to certain reductions.

The Merger Agreement contains customary representations, warranties and covenants for a transaction of this nature.
The closing of the Acquisition is subject to customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. The Merger Agreement contains customary termination rights for the Company and Alkeus, including the right of either party to terminate the Merger Agreement if the Acquisition has not been consummated on or before 11:59 p.m. Eastern Time on October 31, 2026, subject to certain limitations and as such date may be extended to 11:59 p.m. Eastern Time on January 31, 2027, pursuant to the terms of the Merger Agreement (as such date may be so extended, the “Outside Date”). The Company expects that the Acquisition will be completed in 2026, subject to satisfaction of the closing conditions described above. There can be no assurances that the Acquisition will be consummated on the terms and in the timing described herein or at all.

Registration Rights Agreement

In connection with the Merger Agreement, on July 31, 2026, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with certain stockholders of Alkeus, which will become effective as of and contingent upon the closing of the Acquisition. The Registration Rights Agreement requires the Company to take commercially reasonable efforts to (i) as soon as practicable, but in any event within the later of (x) 30 calendar days after the closing of the Acquisition and (y) 40 calendar days after the receipt by the Company of the financial statements that Alkeus is required to deliver to the Company pursuant to the Merger Agreement (the “Target Financials”), prepare and file with the Securities and Exchange Commission (the “SEC”) a shelf registration statement (the “Initial Resale Shelf”) covering the resale of the shares of Company Common Stock that will be issued to equityholders of Alkeus in connection with the closing of the Acquisition that constitute registrable securities under the Registration Rights Agreement and (ii) if the Initial Resale Shelf does not become effective immediately upon filing, cause the Initial Resale Shelf to become effective as soon as practicable after filing and in no event later than the date that is the later of (x) 90 calendar days after the closing of the Acquisition and (y) 100 calendar days after the receipt by the Company of the Target Financials. In addition, the Registration Rights Agreement requires the Company to take commercially reasonable efforts to (i) as soon as practicable, but in any event within 30 calendar days of the Company issuing any Contingent Stock Consideration, to file with the SEC a registration statement or post-effective amendment to the Initial Resale Shelf (the “Milestone Resale Shelf” and, together with the Initial Resale Shelf, the “Resale Shelf Registration Statements”) covering the resale of the Contingent Stock Consideration, and (ii) if the Milestone Resale Shelf does not become effective immediately upon filing, cause the Milestone Resale Shelf to become effective as soon as practicable after filing and in no event later than the date that is 90 calendar days after the date of issuance of the applicable Contingent Stock Consideration.

The Company has agreed to use commercially reasonable efforts to keep the Resale Shelf Registration Statements continuously effective until there are no longer any registrable securities outstanding, subject to certain delay rights. The Registration Rights Agreement also grants the Alkeus stockholders party thereto the right, subject to specified conditions, to require the Company to effect underwritten shelf take-downs of the Stock Consideration. The Company is required to bear all expenses incurred in connection with the filing of the Resale Shelf Registration Statements and any such offerings, other than any underwriting discounts, selling commissions or stock transfer taxes relating to the resale of the Stock Consideration.

In the event that the Merger Agreement is terminated or the Acquisition does not close by the Outside Date, then the Registration Rights Agreement will terminate and shall automatically be void ab initio.

Joinder and Lock-Up Agreements

In connection with the Merger Agreement, on July 31, 2026, certain stockholders of Alkeus entered into joinders to the Merger Agreement (the “Joinder and Lock-Up Agreements”). Pursuant to these Joinder and Lock-Up Agreements, the Alkeus stockholders party thereto agreed, among other things, not to, directly or indirectly, sell, offer or agree to sell, or otherwise transfer, loan or pledge, through swap or hedging transactions, grant any option to purchase, make any short sale of or otherwise dispose of any of their Up-front Stock Consideration without the prior written consent of the Company for a period of two months following the closing of the Acquisition (the “Lock-up Period”), subject to certain customary exceptions. Notwithstanding the foregoing, to the extent the Company grants an early release or waiver from the lock-up provisions (a “Triggering Release”) to any Alkeus stockholder (except (i) if the aggregate number of shares released pursuant to all Triggering Releases is less than or equal to 1.0% of the total number of shares issued as Up-front Stock Consideration or (ii) if due to circumstances of an emergency or hardship, as determined by the Company in its sole discretion), the other Alkeus stockholders shall also be released from the lock-up provisions on a pro rata basis.

In addition, certain stockholders of Alkeus that will receive more than $7.0 million in Up-front Stock Consideration upon the closing of the Acquisition have agreed to certain selling limitations related to the Company’s average trading volume for a period of three months following the end of the Lock-up Period.

The foregoing descriptions of the Merger Agreement, the Registration Rights Agreement and the Joinder and Lock-Up Agreements are not complete and are qualified in their entirety by reference to the full text of the Merger Agreement, the Registration Rights Agreement and the Joinder and Lock-Up Agreements, which will be filed as exhibits with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.
Item 3.02 Unregistered Sales of Equity Securities.
To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Up-front Stock Consideration and the Contingent Stock Consideration, if any, will be issued, in private placements exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder, because the offer and sale of such securities did not or will not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act, and other applicable requirements were met. The issuance of the Up-front Stock Consideration, and the Contingent Stock Consideration, if any, will be, made only to those stockholders of Alkeus determined to be “accredited investors” as defined pursuant to Rule 501(a) of Regulation D promulgated under the Securities Act.
Item 8.01 Other Events.

On August 6, 2026, the Company issued a press release announcing the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

Statements in this Current Report on Form 8-K about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include, but are not limited to, statements relating to the closing of the Acquisition; the anticipated strategic and financial benefits of the Acquisition; the potential achievement of the milestones and the timing and amount of any milestone payments or royalty payments; and the timing of filing and effectiveness of the Resale Shelf Registration Statements under the Registration Rights Agreement. The words, without limitation, “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these or similar identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the factors discussed in the “Risk Factors” section of the Company’s filings with the SEC. Any forward-looking statements contained in this Current Report on

Form 8-K are based on the current expectations of the Company’s management team and speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by the Company, dated August 6, 2026.
104	Cover Page Interactive Data File (embedded within XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARSUS PHARMACEUTICALS, INC.

Date:	August 6, 2026	By:	/s/ Jeffrey Farrow
Jeffrey Farrow
Chief Financial Officer and Chief Strategy Officer
(Principal Financial Officer and Principal Accounting Officer)